                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  March 19, 1996
                                                  ---------------

                             Hollywood Park, Inc.
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            (Exact name of registrant as specified in its charter)

    Delaware                      0-10619                 95-3667491
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(State or other               (Commission File         (I.R.S. Employer
jurisdiction of                   Number)               Identification
incorporation)                                             Number)

            1050 South Prairie Avenue, Inglewood, California 90301
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       (Address of Principal Executive Offices and Zip Code)

Registrant's telephone number, including area code:  (310) 419-1500
                                                     ---------------

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   (Former name or former address, if changed since last report)

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ITEM 5.  OTHER EVENTS.

        On March 19, 1996, Hollywood Park, Inc. (the "Registrant") and Boomtown, Inc., a Delaware corporation ("Boomtown") executed a letter of intent relating to the strategic combination of the Registrant with Boomtown by way of a merger with a wholly-owned subsidiary of the Registrant (the "Merger"), with Boomtown becoming a wholly-owned subsidiary of the Registrant. The description of the terms of the letter of intent set forth below do not purport to be a complete statement of the parties' rights and obligations, and is qualified in its entirety by reference to the letter of intent, which is attached as Exhibit 10.1 hereto and the contents of which are incorporated herein by reference. Certain additional matters relating to the Merger are more fully described in the parties' joint press release dated March 20, 1996, which is attached as Exhibit 99 hereto and the contents of which are also hereby incorporated herein by reference.

        The letter of intent contemplates the conversion of all outstanding shares of common stock of Boomtown into shares of common stock of the Registrant, based upon an exchange ratio of 0.625 shares of the Registrant's common stock for each share of Boomtown's common stock (the "Exchange Ratio").

        The letter of intent also contemplates that four members of Boomtown's Board of Directors would be added to the Registrant's Board of Directors, and that such former Boomtown directors would be nominated by the Registrant for re-election to the Board for at least the first three annual stockholders meetings following the Merger. The Registrant's Board would have no more than eleven members during such three-year period, and the Executive Committee would be comprised of five persons, two of whom would be nominated by Boomtown.

        The letter of intent further contemplates that the parties will negotiate and execute a definitive merger agreement which will contain customary representations and warranties, and which will provide for reciprocal "no-shop" obligations (subject to each Board's fiduciary duties) and for a break fee of Five Million Dollars payable by either party under certain conditions.

        The consummation of the Merger is subject to, among other things, (i) negotiation and execution of the definitive merger agreement, (ii) approval by the respective stockholders and Boards of Directors of the Registrant and Boomtown, (iii) receipt of "fairness opinions" from the respective investment bankers representing the Registrant and Boomtown, (iv) receipt of requisite regulatory approvals and gaming licenses, (v) availability of sufficient financing to fund future gaming projects and to fund the repurchase of Boomtown's outstanding notes if put to Boomtown by the holders as a consequence of the Merger, and (vi) the execution of certain employment agreements with the officers of Boomtown. Subject to satisfaction of such conditions, the parties currently

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anticipate working toward a consummation of the Merger by December 31, 1996, but in no event later than June 30, 1997.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        The following are furnished as exhibits to this report:

        10.1  Letter of Intent, dated March 19, 1996, between
              Hollywood Park, Inc. and Boomtown, Inc.

        99    Joint Press Release issued on March 20, 1996, by
              Hollywood Park, Inc. and Boomtown, Inc.

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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 Hollywood Park, Inc.

                                 By: /s/ G. Michael Finnigan
                                     -------------------------
                                     G. Michael Finnigan
                                     Executive Vice President and
                                     Chief Financial Officer

Date:  March 22, 1996

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                               INDEX OF EXHIBITS

Exhibit No.  Description                                                     Page No.
-----------  -----------                                                     --------
10.1         Letter of Intent, dated March 19, 1996, between Hollywood
             Park, Inc. and Boomtown, Inc.                                       6

99           Joint Press Release issued on March 20, 1996, by Hollywood
             Park, Inc. and Boomtown, Inc.                                      11

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